UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2023

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)
300 First Stamford Place, 5th Floor
Stamford, CT 06902
(Address of principal executive offices, including zip code)
(Registrant’s telephone number, including area code): (203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EGLE	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01    Regulation FD Disclosure.

On June 30, 2023, the Board of Directors of Eagle Bulk Shipping Inc. issued a response letter to Danaos Corporation. A copy of the response letter is furnished with this report as Exhibit 99.1 and incorporated herein by reference.

Additionally, Exhibit 99.1 contains net asset value per share, a non-GAAP financial measure as defined by Regulation G. A reconciliation of this non-GAAP financial measure to its comparable GAAP financial measure can be found in the press release issued by the Company on June 22, 2023, furnished with this report as Exhibit 99.2.

The information in this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Items 7.01 and 9.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Response Letter, issued by the Board of Directors of Eagle Bulk Shipping Inc., dated June 30, 2023
99.2
Press release issued June 22, 2023 by the Company regarding Rights Agreement and Share Repurchase (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K furnished with the SEC on June 23, 2023).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: June 30, 2023	By:	/s/ Gary Vogel
	Name:	Gary Vogel
	Title:	Chief Executive Officer